As filed with the Securities and Exchange Commission on January 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3603677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, Florida 33563

(813) 754-4330

(Address and telephone number of registrant’s principal executive offices)

UTEK CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

Sam Reiber, Esq. Vice President and General Counsel UTEK Corporation 202 South Wheeler Street Plant City, Florida 33563 (813) 754-4330	Copy to: Harry S. Pangas, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C. 20004 (202) 383-0100
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	700,000	$13.70	(2)	$9,590,000	$1,026

(1)	Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of our common stock as reported on the American Stock Exchange on January 3, 2006.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective, the contents of the following registration statements are incorporated herein by reference:

1. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 2002 (File No. 333-91724) with respect to the UTEK Corporation Amended and Restated Employee Stock Option Plan.

2. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 12, 2004 (File No. 333-117311) with respect to UTEK Corporation Amended and Restated Employee Stock Option Plan.

Pursuant to the UTEK Corporation Amended and Restated Employee Stock Option Plan, we are authorized to issue options to purchase a total of 1,385,000 shares of our common stock. This registration statement relates to a total of 700,000 shares of common stock. A total of 500,000 shares of common stock were originally registered on Form S-8 (File No. 333-91724) filed with the Securities and Exchange Commission on July 1, 2002 and a total of 185,000 shares of common stock were registered on Form S-8 (File No. 333-117311) filed with the Securities and Exchange Commission on July 12, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the UTEK Corporation Amended and Restated Employee Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the SEC in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

•	Our Current Report on Form 8-K filed on November 18, 2005;

•	Our Current Reports on Form 8-K filed on November 7, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

•	Our Current Report on Form 8-K filed on October 18, 2005;

•	Our Current Reports on Form 8-K filed on October 5, 2005;

•	Our Current Report on Form 8-K filed on October 4, 2005;

•	Our Current Report on Form 8-K filed on September 20, 2005;

•	Our Current Report on Form 8-K filed on September 9, 2005;

•	Our Current Report on Form 8-K filed on August 19, 2005;

•	Our Current Report on Form 8-K filed on August 18, 2005;

•	Our Current Report on Form 8-K filed on August 8, 2005;

•	Our Current Report on Form 8-K filed on July 11, 2005;

•	Our Current Report on Form 8-K filed on July 5, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

•	Our Current Report on Form 8-K filed on May 9, 2005;

•	Our Current Reports on Form 8-K filed on April 5, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Our Current Report on Form 8-K filed on March 23, 2005;

•	Our Current Report on Form 8-K filed on March 7, 2005;

•	Our Current Report on Form 8-K filed on February 25, 2005;

•	Our Current Report on Form 8-K filed on February 2, 2005;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 22, 2002, including any amendment thereto or report filed for the purpose of updating such description.

Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby will be passed upon for us by Sam Reiber, Esq., our Vice President and General Counsel, and a member of our board of directors. As of the date of this registration statement, Mr. Reiber beneficially owns approximately 56,550 shares of our common stock, including 25,000 shares of common stock issuable upon the exercise of options held by Mr. Reiber; 3,050 shares of common stock held in the name of Linsky & Reiber; and 500 shares held by the Moses Reiber Trust. Mr. Reiber is a partner in the law firm of Linsky & Reiber and a co-trustee of the Moses Reiber Trust.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

Subject to the 1940 Act or any valid rule, regulation or order of the Securities and Exchange Commission thereunder, our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. The 1940 Act provides that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, our certificate of incorporation provides that the indemnification described therein is not exclusive and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or directors who are not interested persons, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

The above discussion of Section 145 of the Delaware General Corporation Law and the Registrant’s certificate of incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Registrant’s certificate of incorporation.

The Registrant has obtained insurance policies insuring its directors and officers against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	UTEK Corporation Amended and Restated Employee Stock Option Plan

5.1	Opinion of Sam Reiber, Esq.

23.1	Consent of Pender Newkirk & Company

23.2	Consent of Ernst & Young LLP

23.3	Consent of Sam Reiber, Esq. (contained in the opinion in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plant City, Florida, on this 6th day of January, 2006.

UTEK CORPORATION

By:	/s/ Clifford M. Gross
Name:	Clifford M. Gross
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford M. Gross as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Clifford M. Gross Clifford M. Gross	Chairman and Chief Executive Officer (Principal Executive Officer)	January 6, 2006

/s/ Carole R. Wright Carole R. Wright	Chief Financial Officer (Principal Financial Officer)	January 6, 2006

/s/ Sam Reiber Sam Reiber	Vice President, General Counsel and Director	January 6, 2006

/s/ Stuart M. Brooks Stuart M. Brooks	Director	January 6, 2006

/s/ Holly Callen Hamilton Holly Callen Hamilton	Director	January 6, 2006

/s/ Arthur Chapnik Arthur Chapnik	Director	January 6, 2006

/s/ Kwabena Gyimah-Brempong Kwabena Gyimah-Brempong	Director	January 6, 2006

/s/ John Micek III John Micek III	Director	January 6, 2006

/s/ Keith A. Witter Keith A. Witter	Director	January 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	UTEK Corporation Amended and Restated Employee Stock Option Plan

5.1	Opinion of Sam Reiber, Esq.

23.1	Consent of Pender Newkirk & Company

23.2	Consent of Ernst & Young LLP